UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 14, 1997


                                 BACOU USA, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


               0-28040                                05-0470688
       (Commission File Number)               (IRS Employer Identification No.)


                   10 Thurber Boulevard, Smithfield, RI 02917
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 401-233-0333






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Item 2.  Other Events.

     On April 14, 1997, Bacou S.A. ("Bacou S.A."), the majority shareholder of Bacou USA, Inc. ("Bacou USA"), entered into a stock purchase agreement (the "Stock Purchase Agreement"), with the shareholders of Comasec International S.A. ("Comasec"). Simultaneously, Bacou S.A. and Bacou USA entered into an Assignment Agreement (the "Assignment").

     The Stock Purchase Agreement provides for the acquisition of all of the capital stock of Comasec by Bacou S.A., including a French operating company, Fenzy S.A., a United States operating company, Survivair, Inc., a Connecticut corporation ("Survivair"), as well as two United States holding companies, Comasec Holdings, Inc. ("Comasec Holdings") and Interspiro Holdings, Inc. The Assignment provides for the acquisition of the United States entities by Bacou USA through the redemption of the interest of Comasec in Comasec Holdings (the "Acquisition"). The total acquisition price will be approximately $27,400,000 in cash, subject to certain closing adjustments (the "Purchase Price").

     Consummation of the Acquisition is subject to certain conditions  including
(i) approval of the Department of Justice and Federal Trade Commission, (ii) the divestiture by Comasec of certain operating companies and (iii) approval by the Oversight Committee of the Board of Directors of Bacou USA.

     During March 1997 in anticipation of the Acquisition, Bacou USA, through its wholly-owned subsidiary Uvex Safety, Inc., borrowed $8,000,000 under its existing term facility (the "Existing Facility"). The proceeds from the Existing Facility, together with cash reserves, were utilized to fund Pro-Tech Respirators, Inc., a wholly-owned subsidiary of Bacou USA ("Pro-Tech") with $28,000,000, which in turn advanced $28,000,000 to Bacou S.A. for its use in closing the transaction with the shareholders of Comasec. The advance is evidenced by a promissory note which bears interest at the overnight deposit rate available at the Paris branch of Banque Nationale de Paris (the "Promissory Note"). The Purchase Price for the Acquisition will be paid by the assignment of the Promissory Note to Comasec, then a wholly-owned subsidiary of Bacou S.A.

     Attached to this Form 8-K are unaudited financial statements of Survivair for the years ended December 31, 1996 and 1995. These financial statements present the financial position and operating results of Survivair on a historical basis and do not give effect to the Acquisition as discussed above.

Item 7. Financial Statements and Other Exhibits.

    (a) Financial Statements of Businesses Acquired

        Not Applicable

    (b) Pro Forma Financial Information

        Not Applicable

    (c) Exhibits

        See exhibit index annexed hereto

        Item 601
        Exhibit Table Reference    Exhibit Title                           Page

        Exhibit 2(a) Stock Purchase Agreement dated as of April 14, 1997 among Bacou S.A. and Francis Berend, Pierre Alain Berend, Philippe
                                  Berend, Pascal Berend and the
                                  other Sellers parties thereto

        Exhibit 2(b)              Agreement dated as of April 14,
                                  1997 between Bacou S.A. and
                                  Bacou USA, Inc.

        Exhibit 99(a)             Unauditied Financial Statements
                                  of Survivair, Inc. for 1996
                                  and 1995


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BACOU USA, INC.
                                       Registrant


                                       By /s/Philip B. Barr
                                          --------------------------
                                             Philip B. Barr
                                             Executive Vice President and
                                             Chief Financial Officer



Dated:  May 12, 1997